EXHIBIT 99

PRESS RELEASE, DATED NOVEMBER 17, 2000.

EUROTELECOM COMMUNICATIONS SIGNS LETTER OF INTENT TO ACQUIRE
INTELECT NETWORK TECHNOLOGIES

EuroTelecom Communications, Inc. (Trading Symbol-EUTC; Class A Stock quoted on the Alternative Investment Market of the London Stock Exchange as ETMA) has signed a letter of intent with Intelect Communications of Richardson, Texas (NASDAQ:ICOM) to acquire Intelect's private optical networking subsidiary, Intelect Network Technologies. It is expected that the consideration for this acquisition will be a combination of cash and stock.

This press release contains forward-looking statements. Such statements are based on the current expectations and beliefs of the management of EuroTelecom Communications, Inc. and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

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